AMENDED AND RESTATED

BYLAWS

OF

DODGE & COX FUNDS

(a Delaware Statutory Trust)

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED

BYLAWS

OF

DODGE & COX FUNDS

ARTICLE I

DEFINITIONS

Any terms defined in the Dodge & Cox Funds Amended and Restated Trust Instrument dated February 25, 2014, as amended from time to time, shall have the same meaning when used herein.

ARTICLE II

OFFICES

Section 1. Resident Agent. The Trust shall establish a registered office in the State of Delaware and shall appoint as the registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section 2. Offices. The Trust may have its principal office and other offices in such places within as well as without the State of Delaware as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Trust Instrument at such place within or without the State of Delaware as the Trustees shall designate.

Section 2.1 Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder at his or her address as recorded on the register of the Trust mailed at least ten (10) days and not more than ninety (90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. Notice of any meeting of Shareholders shall be: (i) given either by hand delivery, first-class mail, telegraphic or other written or electronic communication, charges prepaid; and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the register of the Trust or given by the Shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single written notice to Shareholders who share an address if consented to by the Shareholders at that address. No notice need be given: (i) to any Shareholder who shall have failed to inform the Trust or its transfer agent of his or her current address; (ii) if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting; or (iii) to any Shareholder not entitled to notice under the Investment Company Act of 1940, as amended (the “1940 Act”), or Securities Exchange Act of 1934, as amended (“Exchange Act”).

Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding ninety (90) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, subject to the provisions of the Trust Instrument. Any meeting of Shareholders may be adjourned if a quorum is not present or for such other reason as determined by the Chairman of the meeting. Notice of adjournment of a meeting of Shareholders to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within one hundred and fifty (150) days of the record date of the meeting at which adjournment is taken. If the adjournment is for more than one hundred and fifty (150) days from the record date of the meeting at which adjournment is taken, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2 of this Article III. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 4. Organization. The Chairman of the Board, any Vice Chairman, the Executive Chairperson, the President, and in their absence, any Vice President, and in their absence, any person chosen by the Shareholders present shall call all meetings of the Shareholders to order and shall act as chairman of such meetings, and the Secretary, and in his or her absence any Assistant Secretary, shall act as secretary of all meetings of the Shareholders but, in the absence of the Secretary and all Assistant Secretaries, the presiding officer may appoint any other person to act as secretary of any meeting.

Section 5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record as of the record date shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Trust Instrument to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by two or more persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, the person may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. For purposes of this Section, a proxy granted by telephone, telegram, telecopy, internet, computer interface or other electronic method of document transfer shall be deemed “executed by or on behalf of a Shareholder.”

Section 6. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if the holders of Shares entitled to cast a majority of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

TRUSTEES

Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, Secretary or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be sent by facsimile, telegraph, cable or electronic communication to each Trustee at his or her business address, or personally delivered to him at least one (1) day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a telephone conference meeting shall constitute presence in person at such meeting (unless otherwise required by law). Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Trust Instrument or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 3. Emergency Provisions. Notwithstanding any other provision in the Trust Instrument or these Bylaws, if a quorum of the Board of Trustees cannot readily be obtained due to an emergency resulting from actual or threatened enemy action or a natural or man-made catastrophe or other similar emergency conditions (an “Emergency”), for so long as such Emergency exists the act of the President or the Chairman of the Board shall be the act of the Trustees, subject to the requirements of the 1940 Act.

ARTICLE V

COMMITTEES AND ADVISORY BOARD

Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Trust Instrument or these Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

Section 2. Meetings, Quorum and Manner of Acting. The Trustees may: (1) provide for stated meetings of any Committee; (2) specify the manner of calling and notice required for special meetings of any Committee; (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee; (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be kept with the records of the Trust.

Section 3. Advisory Board. The Trustees may appoint an Advisory Board having one or more members. Members of such Advisory Board shall not be Trustees, officers, employees of Dodge & Cox (the “Investment Adviser”), employees of an affiliate of the Investment Adviser or otherwise an “interested person” of the Investment Adviser, as defined in the 1940 Act and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may determine and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide.

ARTICLE VI

OFFICERS

Section 1. General Provisions. The officers of the Trust shall be an Executive Chairperson, a President, a Treasurer, a Chief Compliance Officer (“CCO”) and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Trust Instrument or these Bylaws, the Executive Chairperson, the President, the Treasurer and the Secretary shall each hold office until his or her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Treasurer. Any officer may be, but none need be, a Trustee or Shareholder.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

Section 4. Powers and Duties of the Executive Chairperson. The Executive Chairperson may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The Executive Chairperson shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

Section 5. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders or shall appoint another officer to preside in his or her place. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he or she shall at all times exercise a general supervision and direction over the affairs of the Trust. He or she shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds of the Trust which may come into his or her hands to such custodians or depositaries as may be designated by the Trustees. He or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 8. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders among the Trust records; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

Section 9. Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer of the Trust shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a) under the 1940 Act, or any successor provision thereto. The CCO shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Trust Instrument, the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust shall begin on the first day of January in each year and shall end on the 31st day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

WAIVERS OF NOTICE

Whenever any notice is required to be given by law, the Trust Instrument or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written or electronic communication or, where notice is given by publication, on the date of publication.

ARTICLE X

CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian, which may be a foreign bank which meets applicable requirements of law) all cash, securities and other assets eligible for custody included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

ARTICLE XI

AMENDMENTS

These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by a vote of a majority of the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Trust Instrument or these Bylaws, a vote of the Shareholders.

ARTICLE XII

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts, books, documents, and other information of the Trust, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account, book, document, and other information of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

ARTICLE XIII

MISCELLANEOUS

(A) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust, or to any partner, officer, director or shareholder of, or person financially interested in, the Investment Adviser of the Trust, or the Distributor of the Trust, if any, or to the Investment Adviser of the Trust or to the Distributor of the Trust, if any, provided, however, that this requirement shall not prevent the Trust from purchasing, selling, or otherwise transacting in any security or commodity to the extent permitted by law.

(B) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Trust Instrument, but this requirement shall not prevent the charging of customary transfer agent fees.

Date: June 4, 2014